Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT

This CONFIDENTIAL SEPARATION AGREEMENT (“Agreement”) is made and entered into by and between Philip Pejovich (“Employee”) and Pentair Management Company on behalf of itself, its predecessors, subsidiaries and affiliated entities (collectively “Company”).

WHERE, the parties wish to memorialize their understanding regarding the separation of Employee's employment with the Company under the terms and conditions of this Agreement.

WHEREAS, Employee’s employment with the Company is ending on October 2, 2015 (“Separation Date”), and the parties now wish to set forth their mutual understanding and agreement with respect to: (i) their respective obligations between the date of this Agreement and the Separation Date (which such period shall be known as the “Transition Period”); (ii) Employee’s separation from the Company; and (iii) Employee’s post-employment obligations in consideration for the significant financial benefits set forth in this Agreement.

WHEREFORE, for good and valuable consideration, the parties agree as follows:

1.    Separation Payment and Other Benefits. The parties have agreed that Employee’s employment will end on the Separation Date. Employee shall continue to receive his base salary and other benefits until the Separation Date. Further, provided Employee has strictly complied with his obligations under Section 5 below during the Transition Period and further provided that Employee signs and delivers to the Company the Post-Employment Release of Claims (“Release”) in the form attached hereto as Exhibit A no later than twenty-one (21) days following the Separation Date, then the Company shall pay Employee the sum of $1,820,870, less applicable withholdings (the “Separation Payment”). The Separation Payment shall be paid in two installments as follows: (a) the first installment of $153,956, less withholdings, within twenty (20) days following Employee’s signature and delivery of the Release to the Company following the Separation Date, and (b) the second installment of $1,666,914, less withholdings, on February 15, 2016. The parties acknowledge that the first installment of the Separation Payment shall be inclusive of Employee’s accrued and unused vacation. Employee expressly understands and agrees that he is not entitled to any other payments for any accrued and/or unused vacation.

Provided Employee signs and delivers the Release to the Company no later than twenty-one (21) days following the Separation Date, then the Company will pay to Employee an additional lump sum of $34,316, less applicable withholdings (the “COBRA Subsidy”), which Employee may use toward the cost of future health insurance premiums or for other purposes. The COBRA Subsidy will be paid to Employee with the first installment of the Separation Payment.

As a participant in the Pentair Management Incentive Plan (“MIP”), Employee will receive a prorated MIP bonus award for the 2015 year on the regular payout date in 2016 subject to the terms and conditions of the MIP. Such bonus amount will be calculated using Employee’s base salary in effect as of the Separation Date in accordance with the terms and conditions of the MIP.

Employee understands and agrees that the amounts described in this Section 1 and the awards described in Section 9 below provide all the rights and benefits available to Employee under bonus or incentive compensation plans of any type maintained by the Company, including, but not limited to, the Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the Flexible Perquisite Plan, the Pentair Ltd. Employee Stock Purchase and Bonus Plan, the Supplemental Executive Retirement Plan, the Pentair, Inc. Restoration Plan, the Pentair, Inc. Non-Qualified Deferred Compensation Plan (referred to as the Sidekick Plan), the Pentair, Inc. Retirement Savings and Stock Incentive Plan, or any successor plans thereto, or any plans of employers acquired by the Company under which Employee holds vested or unvested options, restricted stock, restricted stock units or performance units; and that he holds no other stock options or rights to grants of future stock options. The Pentair Management Incentive Plan, the Omnibus Stock Incentive Plan, the 2008 Omnibus Stock Incentive Plan, the 2012 Stock and Incentive Plan, the Supplemental Executive Retirement Plan, the Pentair, Inc. Restoration Plan, the Pentair, Inc. Non-Qualified Deferred Compensation Plan (referred to as the Sidekick Plan), the Pentair, Inc. Retirement Savings and Stock Incentive Plan, or any successor plans thereto, and any other plans of employers acquired by the Company under which Employee holds vested or unvested options, restricted stock, restricted stock units or performance units are in the aggregate called the “Pentair Equity Plans” and the documents establishing the terms and conditions of the grants under the Pentair Equity Plans are called the “Terms & Conditions” in this Agreement. Provided Employee does not exercise his right of rescission under Section 7, the Company agrees that Employee’s options, restricted stock, restricted stock units or performance units under the Pentair Equity Plans, if any, will be treated in accordance with Section 9 of this Agreement.

2.    Discharge of Claims. Employee, on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants that he will not sue and hereby releases and forever discharges the Company, and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries, predecessors and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment with the Company, including but not limited to claims, demands or actions arising under demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response Act, Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minn. Stat. 176.82, Minnesota Statutes Chapter 181, the Minnesota Constitution, Minnesota common law, and all other applicable state, county and local ordinances, statutes and regulations. Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Agreement based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract), retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Employee acknowledges that this release includes all claims that he is legally permitted to release, but does not apply to any vested rights under the Company’s retirement plans. Further, nothing in this Agreement precludes him from filing an administrative charge with a government agency, though he cannot recover any damages if he does file such a charge.

3.    Confidential Information Acquired During Employment. Employee agrees that he will continue to treat, as private and privileged, any information, data, figures, projections, estimates, marketing plans, customer lists, lists of contract workers, tax records, personnel records, accounting procedures, formulas, contracts, business partners, alliances, ventures and all other confidential information which Employee acquired while working for the Company. Employee agrees that he will not release any such information to any person or entity at any time, except as may be required by law, or as agreed to in writing by the Company or as otherwise required for Employee to enforce or defend his rights hereunder. Employee acknowledges that any violation of this non-disclosure provision shall entitle the Company to appropriate injunctive relief and to any damages which it may sustain due to the improper disclosure.

4.    Confidentiality, No Disparaging Remarks. Employee represents and agrees that he will keep the terms and facts of this Agreement completely confidential, and that he will not disclose any information concerning this Agreement to anyone, except for his counsel, tax accountant, spouse or except as may be required by law or agreed to in writing by the Company or as otherwise required for Employee to enforce or defend his rights hereunder. Further, during and after the Transition Period, Employee shall not make any disparaging remarks of any sort or otherwise communicate any disparaging comments about the Company, its managers, officers or directors, or about any of the other released persons or entities identified in Section 2 to any other person or entity. Employee acknowledges that any violation of this non-disparagement provision shall entitle the Company to appropriate injunctive relief and to any damages which it may sustain due to the Employee’s violation hereof, including, but not limited to, the Company's attorney’s fees and costs relating to such an action to obtain appropriate injunctive relief and/or damages.

5.    Cooperation and Certification. Employee will fully cooperate with the Company in carrying out all duties and responsibilities assigned during the Transition Period. Further, after the expiration of the Transition Period and at the request of the Company, Employee will cooperate with the Company and with any affiliate of the Company in any claims or lawsuits where Employee has knowledge of the facts. Employee further agrees that he will not voluntarily aid, assist, or cooperate with anyone who has claims against the Company or any affiliate of the Company or with their attorneys or agents in any claims or lawsuits which such person may bring. However, nothing in this Agreement prevents Employee from testifying at an administrative hearing, arbitration, deposition or in court in response to a lawful and properly served subpoena (provided Employee promptly gives the Company written notice of the service of any subpoena), nor does it preclude Employee from filing an administrative charge with a government agency or cooperating with government agencies in connection with a charge (though he cannot recover damages if he does file such a charge as noted in Section 2 above). Employee certifies, warrants and represents that he has faithfully discharged his role with the Company at all times during his employment. Employee further certifies, warrants and represents that he is unaware of any actual or potential violations of law by the Company, Pentair plc or any affiliate of Pentair plc.

6.    No Wrongdoing. Employee and the Company agree and acknowledge that the consideration exchanged herein does not constitute, and shall not be construed as, an admission of liability or wrongdoing on the part of Employee, the Company or any entity or person, and shall not be admissible in any proceeding as evidence of liability or wrongdoing by anyone.

7.    Notification of Release and Right to Rescind. This Agreement contains a release of certain legal rights which Employee may have, including rights under the Age Discrimination in Employment Act and Minnesota Human Rights Act. Employee should consult with an attorney regarding such release and other aspects of this Agreement before signing this Agreement. Employee understands that he may nullify and rescind this entire Agreement at any time within the next fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Pentair, c/o Frederick S. Koury, Senior Vice President of Human Resources, Pentair plc, Suite 600, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail. Employee further understands that if he rescinds this Agreement on a timely basis, the Company will not be bound by the terms of this Agreement, and, in such event, Employee will have no right to receive or right to retain the financial benefits conferred under this Agreement.

8.    Minnesota Law, Forum and Merger. The terms of this Agreement shall be governed by the laws of the State of Minnesota, the location of Pentair’s U.S. headquarters, and shall be construed and enforced thereunder. Any dispute arising under this Agreement shall be determined exclusively by a Minnesota court of appropriate jurisdiction, and the parties acknowledge the existence of sufficient contacts to the State of Minnesota to confer exclusive jurisdiction upon courts in that state. This Agreement supersedes and replaces all prior oral and written agreements, understandings, and representations between Employee and the Company. Further, the parties acknowledge and agree that Employee does not have any rights or remedies under the Supplemental Executive Retirement Plan, nor does he have rights under any pre-existing key executive employment and severance agreement of any type. Employee understands and agrees that, except as provided in this Agreement, all claims which he has or may have against the Company and the other released parties are fully released and discharged by this Agreement. The only claim which Employee may hereafter assert against the Company or any of the other released parties is limited to an alleged breach of this Agreement.

9.    Restricted Stock Units, Performance Units and Stock Options under Pentair Equity Plans.  Provided Employee does not exercise his right of rescission under Section 7, if Employee has unvested awards under the Pentair Equity Plans, the Company agrees to treat Employee’s unearned restricted stock units, performance units, and nonqualified stock options and incentive stock options, or other accrued benefits under the Pentair Equity Plans as follows:

i.    Restricted Stock Units.  Employee’s unvested restricted stock units under the Pentair Equity Plans that were granted prior to 2015, if any, shall be treated by the Company as fully and immediately vested, effective as of the Separation Date.  Employee’s unvested restricted stock units under the Pentair Equity Plans that were granted during 2015 shall vest only if the performance goal(s) established for such units are satisfied, with the vesting date occurring on the date the Compensation Committee of the Board of Directors of Pentair plc certifies the achievement of such goal(s), which certification is expected to occur in February of 2016. The value of Employee’s restricted stock units (settled in stock) shall be deposited into Employee’s UBS account (reduced by applicable withholdings) within one month following the vesting date, or if later, within fourteen (14) days of the expiration of the rescission period under Section 7; provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Restricted Stock Units would be considered deferred compensation under Section 409A, then the shares (reduced by applicable withholdings) will be deposited no earlier than six months following the Separation Date.

ii.    Performance Units. Employee shall be entitled to the performance units and the value of such performance units (settled in cash), based upon the Company actual performance and actual achievement of the performance goals established under the applicable Pentair Equity Plans for the performance units.  The units shall vest, if at all, on the date the Compensation Committee of the Board of Directors of Pentair plc certifies the achievement of such goals following the end of the original three year performance period of the award, and the cash value of the vested performance units shall be paid to Employee (reduced by applicable withholdings) by the Company within one month following such vesting date, or if later, within fourteen (14) days of the expiration of the rescission period under Section 7; provided, however, that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if the Performance Units would be considered deferred compensation under Section 409A, then the value (reduced by applicable withholdings) will be paid the later of the time set forth in the previous sentence or six months following the Separation Date.

iii.    Options.  Employee’s options under the Pentair Equity Plans, if any, shall remain outstanding (the “Outstanding Options”) and vest (to the extent not already vested) in accordance with the terms of the particular grant or award under the Pentair Equity Plans or applicable Terms & Conditions until the earlier of the expiration date of the award or the fifth anniversary of the Separation Date (with respect to each option, the “Option Termination Date”). These Outstanding Options may be exercised by Employee until their respective Option Termination Dates, at the time and in the manner permitted under the terms of the applicable Pentair Equity Plan and the applicable Terms & Conditions.  Any Outstanding Options unexercised by Employee as of the close of business on its Option Termination Date shall be forfeited.  If Employee chooses not to sign this Agreement or if Employee exercises his rights of rescission under Section 7, then Employee’s options under the Pentair Equity Plans that had vested prior the Separation Date (the “Previously Vested Options”) may be exercised by Employee in accordance with the time and in the manner permitted under the terms of the applicable Pentair Equity Plan.

As for all of Employee's incentive stock options, they are eligible for preferential tax treatment if exercised within a period of ninety (90) days following the Separation Date, and if exercised more than ninety (90) days following the Separation Date, they will be taxed as ordinary income.

iv.    Retirement Plans.  Employee shall be entitled to receive payments under the Pentair, Inc. Non-Qualified Deferred Compensation Plan (referred to as the Sidekick Plan) and The Pentair, Inc. Retirement Savings and Stock Incentive Plan(collectively, the “Retirement Plans”), without regard to whether Employee signs this Agreement.   Payment or distributions from Employee’s Retirement Plans accounts will be made in accordance with the terms of the applicable Retirement Plan documents, deferral elections, Internal Revenue Code regulations, or the Employee Retirement Income Security Act of 1974, including the requirement that if Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and if payments under the Retirement Plans would be considered deferred compensation under Section 409A, then the value (reduced by applicable withholdings) will be paid no sooner than six months following the Separation Date.

10.    Outplacement. In lieu of outplacement services and provided Employee does not exercise his right of rescission under Section 7 of this Agreement, the Company will pay to Employee the sum of Forty thousand dollars ($40,000.00), less withholdings required by law (the “Outplacement Subsidy”). The Outplacement Subsidy will be paid with the Initial Separation Payment.

11.    Narrow Post-Employment Restrictions.

(a)    Definitions. For the purpose of Section 11 of this Agreement, the following definitions shall apply:

The Business. The “Business” means each of the business segments, business units, and subsidiary operations of Pentair plc and its subsidiary entities and affiliates on a global basis (including, but not limited to, Pentair’s Flow & Filtration Solutions Business Unit involving the design, manufacturing, marketing and service solutions for filtration, separation, flow and fluid management challenges in agriculture, food and beverage processing, water supply and disposal, and industrial applications on an international scale). The parties acknowledge that due to Employee’s executive position and global duties and responsibilities on behalf of Pentair plc and the Company: (i) he is familiar with all business segments and business units of Pentair plc; (ii) he has been materially involved in all business segments and business units of Pentair plc on a global basis; and (iii) he has received lucrative financial benefits as a result of his exposure to and involvement in all business segments and business units of Pentair plc on a global basis.

Competitor. “Competitor” means any economic concern, whether an entity or a person, that competes against the Business in any geographic market where the Company, Pentair plc or any of its affiliates does business.

Throughout his employment in the Business, Employee became intimately familiar with trade secrets, know-how, business strategies, marketing strategies, product development, proprietary information and confidential information concerning the Business and concerning the operations of the Company, Pentair plc and its affiliates (collectively, the “Pentair Entities”).  As a result of Employee’s intimate familiarity with the proprietary and confidential information regarding the Business, Employee acknowledges and agrees that he would be able to engage in unfair competition vis-à-vis the Pentair Entities in the event he were to: (i) become employed by or otherwise involved in any way with a Competitor; (ii) solicit or accept competitive business from customers of the Pentair Entities; or (iii) solicit employees of the Pentair Entities. Accordingly, Employee agrees to the narrow post-employment restrictions set forth in Sections 11(b) and 11(c) below.

(b)    Non-Competition.  Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not (whether in his individual capacity or as an agent of a third party) become employed by, consult with, obtain an ownership interest in, render services to, or have any competitive involvement with a Competitor in any market in the world where Pentair plc or its affiliates are conducting the Business.

(c)    Non-Solicitation.  Employee agrees that for a twenty-four (24) month period following the Separation Date, he will not, for himself or for any third party, directly or indirectly, (i) solicit or accept business from any customer of the Pentair Entities, or (ii) solicit any employee of the Pentair Entities the purpose of hiring such person or otherwise entice, induce or encourage, directly or indirectly, any such employee to leave his or her employment.

The parties acknowledge and agree that the requirement in Section 11(c)(ii) which prohibits Employee from directly or indirectly soliciting or otherwise enticing, inducing or encouraging any employee of the Pentair Entities to leave his or her employment is intended to prohibit and shall prohibit, without limitation, Employee from doing any of the following:  (a) solicit for hire or solicit for retainer as an independent consultant or as contingent worker any employee of any of the Pentair Entities; (b) participate in the recruitment of any employee of any of the Pentair Entities, such as through interviewing; (c) serve as a reference for an employee of the Pentair Entities; (d) offer an opinion regarding the candidacy as a potential employee, independent consultant or contingent worker of an individual employed by the Pentair Entities; (e) assist or encourage any third party to pursue an employee of the Pentair Entities for potential employment, independent consulting or contingent worker opportunities; or  (f) assist or encourage any employee of the Pentair Entities to leave the Pentair Entities in order to be an employee, independent consultant or contingent worker for a third party.

(d)    Reasonableness and Notice. Employee agrees that in light of the money and benefits conferred to him under this Agreement, the narrow nature of the restrictive covenants imposed under Sections 11(b) and 11(c) are reasonable and will not result in any hardship to him.  Further, Employee acknowledges and agrees that his breach of any obligation under this Section 11 would cause irreparable harm to the Company, Pentair plc and/or to its affiliates and that such harm may not be compensable entirely with monetary damages.  If Employee violates his obligations under this section, the Company, Pentair plc and its affiliates may, but shall not be required to, seek injunctive relief and/or any other remedy allowed at law, in equity, or under this Agreement.  Any injunctive relief sought shall be in addition to and not in limitation of any monetary relief or other remedies or rights at law, in equity, or under this Agreement. In connection with any suit at law or in equity under this Agreement, the Company, Pentair plc and its affiliates shall be entitled to an accounting, and to the repayment of all profits, compensation, commissions, fees, or other remuneration which Employee or any other entity or person has either directly or indirectly realized on its behalf or on behalf of another and/or may realize, as a result of, growing out of, or in connection with the violation which is the subject of the suit.  Further, in the event of Employee’s breach of this section, Employee shall disgorge the value of all payments and benefits conferred to him by virtue of this Agreement, including the Separation Payment.  In addition to the foregoing, the Company, Pentair plc and its affiliates shall be entitled to collect from Employee any reasonable attorney’s fees and costs incurred in bringing any action against Employee or otherwise to enforce the terms of this Agreement.  The parties agree that it is their intent that the restrictions in this Section 11 be enforced to the maximum allowable extent or modified to permit enforcement to the maximum allowable extent under the laws of Minnesota as determined by a court of appropriate jurisdiction in Minnesota, and the parties further agree to and acknowledge the sufficiency of the parties’ contacts with the State of Minnesota in order to confer exclusive jurisdiction of Minnesota courts applying Minnesota law.

Employee agrees that while the restrictive covenants imposed under this Section 11 are in effect, Employee shall give written notice to the Company within ten days after accepting any other employment, position, or ownership interest with any entity that has operations which compete with the operations of any of the Pentair Entities. Such written notice shall be delivered to the Company c/o Frederick S. Koury, Senior Vice President of Human Resources, Pentair plc, Suite 600, 5500 Wayzata Boulevard, Golden Valley, MN 55416, by hand or by certified mail.  Employee agrees that the Company may notify such new employer, company or corporate entity that Employee is bound by this Agreement and, at the Company's election, furnish such employer, company or corporate entity with a copy of Section 11 of this Agreement.

12.    Administrative Charges, Investigations, and Proceedings. As stated above, nothing in this Agreement shall be construed to prohibit Employee from filing a charge with or participating in any investigation or proceeding conducted by the EEOC or a comparable state or local agency. As a result, the restriction in Section 3 regarding non-disparagement does not apply in connection with an administrative charge filed with a government agency or an investigation by an administrative agency. As stated above in Section 2 regarding Employee’s waiver of claims, notwithstanding the provisions of this Section 12, Employee waives his right to recover monetary damages or receive any relief in any charge, complaint, or lawsuit filed by Employee or anyone else on his behalf, including in connection with any administrative agency charge, investigation, or proceeding. Employee affirms that he has not filed, has not caused to be filed, and is not presently a party to any claim, complaint, charge, or action against the Company, against Pentair plc or against any affiliate of Pentair plc in any form or forum.

13.    Construction of this Agreement and Severability. Should this Agreement require judicial interpretation, the court shall not construe the Agreement more strictly against any party, including the party who prepared it. With the exception of Section 2, if one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired. If Section 2 shall in part or in whole be invalid, illegal or unenforceable in any respect based on a claim brought by Employee challenging the validity of his release in Section 2, the Company may at its option void the remainder of this Agreement, including the obligation to pay Employee the Separation Payment. Any portions of this Agreement found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect shall be revised to the minimum amount necessary in order to be valid and enforceable.

14.    Employee Understands the Terms of this Agreement. Other than stated herein, Employee warrants that (a) no promise or inducement has been offered for this Agreement; (b) this Agreement is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Employee is legally competent to execute this Agreement and accepts full responsibility therefor; (d) the Company has advised Employee to consult with an attorney regarding the purpose and effect of this Agreement; (e) the Company allowed Employee twenty-one (21) days within which to consider this proposed Agreement, and (f) Employee fully understands this Agreement and has had a sufficient opportunity to be advised by counsel of the consequences of signing this Agreement. The parties acknowledge and agree that if Employee has not signed this proposed Agreement within the twenty-one (21) day period following the Company’s presentation of the offer of this Agreement to Employee, then the offer of this Agreement shall expire by its own terms and be of no further force or effect without any further action required on the part of the Company.

Philip Pejovich

Dated:    September 18, 2015        /s/ Philip Pejovich

Dated:    September 18, 2015        PENTAIR MANAGEMENT COMPANY

By /s/ Frederick S. Koury
Frederick S. Koury

Its    Senior Vice President, Human Resources

Dated:    September 18, 2015        By /s/ Angela D. Lageson
Angela D. Lageson

Its    Senior Vice President, General Cousnel & Secretary

EXHIBIT A

POST-EMPLOYMENT RELEASE OF CLAIMS

WHEREAS, Employee’s employment with Pentair Management Company (the “Company”) ended on October 2, 2015, and Employee now wishes to sign and deliver this two-page Post-Employment Release of Claims (“Release”) as condition of receiving those certain benefits set forth in the parties’ _________ 2015 Confidential Separation Agreement to which this Release was attached as Exhibit A.

WHEREFORE, Philip Pejovich (“Former Employee”), on behalf of himself, his agents, representatives, attorneys, assignees, heirs, executors, and administrators, hereby covenants not to sue and releases and forever discharges the Company and its past and present employees, agents, insurers, officials, officers, directors, divisions, parents (including Pentair plc), subsidiaries and successors, and all affiliated entities and persons, and all of their respective past and present employees, agents, insurers, officials, officers, and directors from any and all claims and causes of action of any type arising, or which may have arisen, out of or in connection with his employment or the separation of his employment, including but not limited to claims, demands or actions arising under the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, the Equal Pay Act, 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Asbestos Hazard Emergency Response Act, Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, and any applicable regulations, the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minn. Stat. 176.82, Minnesota Statutes Chapter 181, the Minnesota Constitution, Minnesota common law, and all other applicable state, county and local ordinances, statutes and regulations. Former Employee further understands that this discharge of claims extends to, but is not limited to, all claims which he may have as of the date of this Release based upon statutory or common law claims for defamation, libel, slander, assault, battery, negligent or intentional infliction of emotional distress, negligent hiring or retention, breach of contract, retaliation, whistleblowing, promissory estoppel, fraud, wrongful discharge, or any other theory, whether legal or equitable, and any and all claims for wages, salary, bonuses, commissions, damages, attorney’s fees or costs. Former Employee acknowledges that this Release includes all claims that he is legally permitted to release, but does not apply to any vested rights under the Company’s retirement plans. Further, nothing in this Release precludes him from filing an administrative charge of discrimination, though he cannot recover any damages if he does file such a charge or if he has filed such a charge.

Rescission. Former Employee understands he may not sign this Release prior to the Separation Date as defined in the Confidential Separation Agreement to which this Release was attached as Exhibit A. Former Employee further understands that he may nullify and rescind this Release at any time within fifteen (15) days from the date of signature below by indicating his desire to do so in writing and delivering that writing to Pentair, c/o Frederick S. Koury, Senior Vice President of Human Resources, Pentair plc, 5500 Wayzata Boulevard, Suite 600, Golden Valley, MN 55416, by hand or by certified mail. Former Employee further understands that if he rescinds this Release on a timely basis, then the Company will have no obligation to pay him those particular monies and benefits under the Confidential Separation Agreement to which this Release was attached as Exhibit A which were expressly conditioned upon Former Employee signing and not rescinding this Release after the Separation Date. Former Employee warrants that (a) no promise or inducement has been offered for this Release except as provided in the Confidential Separation Agreement; (b) this Release is executed without reliance upon any statement or representation of the Company or its representatives concerning the nature and extent of any claims or liability therefor, if any; (c) Former Employee is legally competent to execute this Release and accepts full responsibility therefor; (d) the Company has advised Former Employee to consult with an attorney; (e) the Company has allowed Former Employee at least twenty-one (21)

days within which to consider this Release; and (f) Former Employee fully understands this Release and has had a sufficient opportunity to be advised by counsel of the consequences of signing this Release.

FORMER EMPLOYEE

Dated: ________________            _________________________________________